Exhibit 10.5

FORM OF
SPLIT-DOLLAR AGREEMENT

THIS AGREEMENT made this _____ day of ________, by and between PRUDENTIAL SAVINGS BANK, PaSA, a Pennsylvania corporation (hereinafter called the "Company"); and ______________________, (hereinafter called the "Director");

WITNESSETH:

WHEREAS, the Director is a valuable and experienced member of the Company's Board of Directors and has been for several years; and

WHEREAS, the Company desires that the Director continue to render services to the Company; and

WHEREAS, the parties desire to establish a split-dollar life insurance plan in order to provide insurance protection for the benefit of the Director;

NOW THEREFORE, in consideration of the services heretofore rendered and to be rendered by the Director and of the mutual covenants considered herein, the parties hereby agree as follows:

1. PURCHASE OF POLICY. The Director shall apply to Provident Mutual Life Insurance Company (hereinafter called the "Insurer") for a life insurance policy on the life of the Director and his spouse in the face amount of $200,000.

2. OWNERSHIP OF THE POLICY. The Director shall be the owner of the insurance policy on the Director's life and the life of his spouse identified in Exhibit "A", attached hereto and made a part hereof, and may exercise all rights of ownership with respect to the policy except as otherwise hereinafter provided.

3. PAYMENT OF PREMIUMS ON POLICY. The Company agrees to remit to the Insurer the entire annual premium due in a timely manner at the beginning of each policy year.

4. ELECTION OF DIVIDEND OPTION. All dividends hereafter declared by insurer on the policy shall be applied as elected by the Company.

5. COLLATERAL ASSIGNMENT FOR BENEFIT OF COMPANY. The Director shall execute and cause to be filed with the Insurer a collateral assignment of the policy to the Company as security for the payment of any indebtedness of the Director to the Company as hereinafter set forth in Paragraphs Six and Seven. Such collateral assignment shall be attached and made a part of this agreement and referred to as Exhibit "B".

6. DISPOSITION OF POLICY PROCEEDS. Notwithstanding any beneficiary designation made on the policy, the Company shall be entitled to the following amounts from the policy:

(a)            Death of Director and Spouse - At the death of the Director and his spouse the Company shall be entitled to an amount equal to the total premiums paid by the Company under Paragraph 3 diminished by any indebtedness to the Insurer on the policy.

(b)            Termination of Agreement - In the event of the termination of this agreement, the Company shall be entitled to receive an amount equal to the premiums paid by the Company under Paragraph 3 at the time of the termination of the agreement, diminished by any indebtedness to the Insurer on the policy.

7. TERMINATION OF AGREEMENT. Either party hereto, with the consent of the other, may terminate this agreement by giving notice of termination in writing. In the event of termination of this agreement by any means, the Director shall for 60 days from the date of said notice have the right to purchase the policy from the Company. The purchase price of such policy shall be an amount equal to that which would have been payable to the Company under Section 6(b) hereof had the Director's death occurred on the date said payment is made. In the event of purchase by the Director, the Company agrees to execute such documents as may be necessary to transfer sole and complete ownership to the Director.

8. INCLUDABLE INCOME. The Director shall be responsible for determining the amount, if any, includable in his gross income for Federal income tax purposes as the result of this agreement.

9. LIABILITY OF LIFE INSURANCE COMPANY. It is understood by the parties hereto that in issuing policies of insurance pursuant to this agreement, the Insurer shall have no liability except that set forth in the policy. The insurer shall not be bound to inquire into or take notice of any of the covenants herein contained as to such policies of insurance, or as to the application of the proceeds of such policy. Upon the death of the insured, the Insurer shall be discharged from all liability on payment of the proceeds in accordance with the policy provisions without regard to this agreement or any amendment hereto.

10. AMENDMENTS. Amendments may be made to this agreement by a writing signed by each of the parties and attached hereto. Additional policies of insurance on the life of the Director may be purchased under this agreement by amendment of Paragraph 1 hereof.

IN WITNESS WHEREOF, the parties have set their hands and seals, the Company by its duly authorized officer, on the day and year above written.

WITNESS:	_____________________________

_______________________________

_______________________________
PRUDENTIAL SAVINGS BANK PaSA

By: ____________________________
Title: ___________________________

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